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                        FORM OF INDEMNIFICATION AGREEMENT


                  This Indemnification Agreement, dated effective as of __________, 1998, is made by and between ElderTrust, a Maryland real estate investment trust (the "Company"), and ____________ (the "Indemnitee").

                                    RECITALS

                  A. The Company is a real estate investment trust organized under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland;

                  B. The Declaration of Trust of the Company (the "Declaration of Trust") provides that the Company has the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify the trustees, officers and employees of the Company;

                  C. The bylaws of the Company (the "Bylaws") provide that each trustee and officer of the Company shall be indemnified by the Company to the maximum extent permitted by Maryland law in effect from time to time; and

                  D. Indemnitee has been elected as ___________ of the Company and the Company desires to fulfill its obligations to indemnify the trustees and officers to the maximum extent permitted by the Declaration of Trust and Bylaws.

                  NOW, THEREFORE, the parties hereto are entering into this Indemnification Agreement (the "Agreement") as of the date hereof to evidence the obligation of the Company to indemnify the Indemnitee.

                  Section 1. Definitions. In this Agreement the following words have the meanings indicated:

                  (1) "Company" includes any domestic or foreign predecessor entity of the Company in a merger, consolidation or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

                  (2) "Trustee" means any person who is or was a trustee of the Company and any person who, while a trustee of the Company, is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan.

                  (3) "Expenses" include attorneys' fees.

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                  (4) "Official Capacity" means the following:

                      (i) When used with respect to a Trustee, the office of trustee in the Company;

                      (ii) When used with respect to a person other than a Trustee as contemplated in Section 9, the elective or appointive office in the Company held by the officer; and

                      (iii) "Official Capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, other enterprise or employee benefit plan.

                  (5) "Party" includes a person who was, is or is threatened to be made a named defendant or respondent in a proceeding.

                  (6) "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

                  Section 2.  Indemnification of Trustees.

                  (1) Provided the determination required under Section 5 has been made, the Company shall indemnify any Trustee made a Party to any Proceeding by reason of service in that Trustee's Official Capacity unless it is established that:

                      (i) The act or omission of the Trustee was material to the matter giving rise to the proceeding; and

                            1. Was committed in bad faith; or

                            2. Was the result of active and deliberate
dishonesty; or

                      (ii) The Trustee actually received an improper personal benefit in money, property or services; or

                      (iii) In the case of any criminal proceeding, the Trustee had reasonable cause to believe that the act or omission was unlawful.

                  (2) (i)   Indemnification shall be against judgments,
penalties, fines, settlements and reasonable Expenses actually incurred by the Trustee in connection with the Proceeding.

                      (ii) However, if the Proceeding was one by or in the right of the Company, indemnification shall be made only against reasonable Expenses and may not be made in respect of any liability to the Company.

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                  (3) (i)   The termination of any Proceeding by judgment, order
or settlement does not create a presumption that the Trustee did not meet the requisite standard of conduct set forth in this Section 2.

                      (ii) The termination of any Proceeding by conviction, or a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Trustee did not meet the requisite standard of conduct set forth in this Section 2.

                  Section 3. No indemnification of Trustee for liability for improper personal benefit. A Trustee shall not be indemnified under Section 2 in respect of any proceeding charging improper personal benefit to the Trustee, whether or not involving action in the Trustee's Official Capacity, in which the Trustee was adjudged to be liable on the basis that personal benefit was improperly received.

                  Section 4. Required indemnification against Expenses incurred in successful defense.

                  (1) A Trustee who has been successful, on the merits or otherwise, in the defense of any Proceeding shall be indemnified against reasonable Expenses incurred by the Trustee in connection with the Proceeding.

                  (2) Nothing in this Agreement shall limit the power of a court of appropriate jurisdiction to order indemnification of a Trustee to the maximum extent permitted by Maryland law in effect from time to time, including the right to recover the Expenses of securing such reimbursement.

                  Section 5. Determination that indemnification was proper.

                  (1) Indemnification for a specific Proceeding under Section 2 shall not be made by the Company unless such indemnification is authorized for the specific Proceeding after a determination has been made that indemnification of the Trustee is permissible in the circumstances because the Trustee has met the standard of conduct set forth in Section 2.

                  (2) Such determination shall be made:

                      (i) By the Board of Trustees of the Company (the "Board") by a majority vote of a quorum consisting of Trustees not, at the time, Parties to the Proceeding, or, if such a quorum cannot be obtained, then by a majority vote of a committee of the Board consisting solely of two or more Trustees not, at the time, Parties to such Proceeding and who were fully designated to act in the matter by a majority vote of the full Board in which the designated Trustees who are Parties may participate;

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                      (ii)  By special legal counsel selected by the Board or a
committee of the Board by vote as set forth in subparagraph (i) of this paragraph, or, if the requisite quorum of the full Board cannot be obtained therefor and the committee cannot be established, by a majority vote of the full Board in which Trustees who are Parties may participate; or

                      (iii) By the shareholders.

                  (3) Authorization of indemnification and determination as to reasonableness of Expenses shall be made in the same manner as the determination that indemnification is permissible. However, if the determination that indemnification is permissible is made by the special legal counsel, authorization of indemnification and determination as to the reasonableness of Expenses shall be made in the manner specified in subparagraph (ii) of paragraph
(2) of this Section 5 for selection of such counsel.

                  (4) Shares held by Trustees who are parties to the Proceeding shall not be voted on the subject matter under this Section 5.

                  Section 6. Payment of Expenses in advance of final disposition of action.

                  (1) Reasonable Expenses incurred by a Trustee who is a Party to a Proceeding shall be paid or reimbursed by the Company in advance of the final disposition of the Proceeding, upon receipt by the Company of:

                      (i) A written affirmation by the Trustee of the Trustee's good faith belief that the standard of conduct necessary for indemnification by the Company as authorized in this Agreement has been met; and

                      (ii) A written undertaking by or on behalf of the Trustee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

                  (2) The undertaking required by subparagraph (ii) of paragraph
(1) of this Section 6 shall be an unlimited general obligation of the Trustee but need not be secured and may be accepted without reference to financial ability to make the repayment.

                  Section 7. Reimbursement of Trustee's Expenses incurred while appearing as witness. The Company shall pay or reimburse Expenses incurred by a Trustee in connection with an appearance as a witness in a Proceeding at a time when the Trustee has not been made a named defendant or respondent in the Proceeding.

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                  Section 8. Trustee's service to employee benefit plan. For purposes of this Agreement:

                  (1) The Company shall be deemed to have requested a Trustee to serve an employee benefit plan where the performance of the Trustee's duties to the Company also imposes duties on, or otherwise involves services by, the Trustee to the plan or participants or beneficiaries of the plan;

                  (2) Excise taxes assessed on a Trustee with respect to an employee benefit plan pursuant to applicable law shall be deemed fines; and

                  (3) Action taken or omitted by the Trustee with respect to an employee benefit plan in the performance of the Trustee's duties for a purpose reasonably believed by the Trustee to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interest of the Company.

                  Section 9.  Indemnification of officers.

                  (1) The Company shall indemnify and advance Expenses to an officer of the Company to the same extent that it shall indemnify Trustees under this Agreement.

                  Section 10. Non-Exclusivity. The indemnification and advancement of Expenses provided or authorized by this Agreement may not be deemed exclusive of any other rights by indemnification or otherwise, to which a Trustee may be entitled under the Declaration of Trust, the Bylaws, a resolution of shareholders or Trustees, an agreement or otherwise, both as to action in an Official Capacity and as to action in another capacity while holding office.

                  Section 11. Insurance. The Company may purchase an maintain insurance on behalf of any person who is or was a Trustee, officer, employee or agent of the Company, or who, while a Trustee, officer, employee, or agent of the Company, is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the Company would have the power to indemnify against liability under the provision of this Agreement or under Maryland law as in effect from time to time.

                  Section 12. Governing Law. This Agreement shall be governed by an construed in accordance with the laws of the State of Maryland applicable to agreements to be made and to be performed entirely within such State.

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                  Section 13. Captions. The captions assigned to provisions of this Agreement are for convenience only and shall be disregarded in construing this Agreement.

                  Section 14. Number and Gender. Use of the singular in this Agreement includes the plural, use of the plural includes the singular, and use of one gender includes both genders, as the context may require.

                  Section 15. Cross References and Exhibits. Any reference in this Agreement to a "Section," "paragraph" or "subparagraph" shall be construed as referring, respectively, to a Section of this Agreement, to a paragraph of the Section of this Agreement in which the reference appears or to a subparagraph of the paragraph of this Agreement in which the reference appears.

                  Section 16. Successors. This Agreement shall be binding upon and inure to the benefit of the successors of the Company, and shall inure to the benefit of the heirs, personal representatives and estate of the Indemnitee.

                  Section 17. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity of any other provision, and all other provisions shall remain in full force and effect.

                  Section 18. Entire Agreement. This Agreement, the Declaration of Trusts and the Bylaws contain the entire agreement between the parties as to the rights granted and the obligations assumed in this instrument. The Agreement may be amended only by a subsequent written instrument signed by both parties.

                  Section 19. Non-Assignability. This Agreement may not be assigned by either party hereto, and any purported assignment of this Agreement shall be null and void.

                  Section 20. Waiver. Any forbearance by a party to this Agreement in exercising any right or remedy under this Agreement or otherwise afforded by applicable law shall not be a waiver of or preclude the exercise of that or any other right or remedy.

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                  The parties hereto have entered into this Agreement effective as of the date first above written.

COMPANY:                                    INDEMNITEE:

ELDERTRUST
  a Maryland real estate investment trust   ____________________________________
                                            ____________________________________
                                            (Print Name)

By:______________________________________
Name:____________________________________
Title:___________________________________

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